Exhibit 10.47

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 31, 2007, by and among Averion International Corp., a Delaware corporation, with principal offices located at 225 Turnpike Road, Southborough, Massachusetts  01772 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (each, a “Buyer” and, collectively, the “Buyers”). Capitalized terms used and not defined elsewhere in this Agreement have the respective meanings assigned to such terms in the Appendix hereto.

WHEREAS:

A.                                   The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B.                                     The Buyers, severally and not jointly, desire to purchase from the Company, and the Company wishes to sell to the Buyers, upon the terms and conditions stated in this Agreement:

(1)                                  Secured senior notes, in the form attached as Exhibit A, in the aggregate principal amount of $26,000,000 as follows: (a) $24,000,000 in the aggregate principal amount of Notes (the “Initial Notes”) shall be purchased by the Buyers on the Initial Closing Date (as defined below); and (ii) $2,000,000 in the aggregate principal amount of Notes (the “Additional Notes” and together with the Initial Notes and with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “Notes”) shall be purchased by the Buyers on the Additional Closing Date (as defined below) for a total aggregate principal amount of Notes equal to $26,000,000; and

(2)                                  Shares of Common Stock as set forth on the Schedule of Buyers (the “Shares”) which shall be issued at the Initial Closing and the Additional Closing in proportion to the principal amount of Notes purchased at the applicable Closing.

C.                                     Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached as Exhibit B (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Registration Rights Agreement”), pursuant to which the Company agrees to provide certain registration rights under the 1933 Act, with respect to the Shares.

D.                                    Contemporaneously with the execution and delivery of this Agreement, the Company and its Subsidiaries are executing and delivering a Security Agreement, in the form attached as Exhibit C (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Security Agreement”), in favor of the Collateral Agent (as defined in the Security Agreement), for the benefit of the Buyers, pursuant to which the Company and its Subsidiaries will agree to provide the Collateral Agent (as defined in the

Security Agreement), as agent for the Buyers, with security interests in substantially all of the material assets of the Company and its Subsidiaries.

E.                                      Within fifteen (15) Business Days after the Initial Closing, the Company will execute and deliver one or more fully executed Deposit Account Control Agreements, in the form requested by each applicable financial institution and reasonably acceptable to the Collateral Agent (the “Account Control Agreements”), pursuant to which the Company and each of its Subsidiaries that maintain bank, brokerage or other similar accounts will agree to provide the Collateral Agent with “control” of such accounts.

F.                                      Contemporaneously with the Initial Closing, each of the Company’s Subsidiaries will execute and deliver a Guaranty, in the form attached hereto as Exhibit D (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Guaranty”), pursuant to which the Subsidiaries will agree to guaranty certain obligations of the Company (the guarantees under the Guaranty, including any such guarantees added after the Closing, being referred to herein as the “Guarantees”).

G.                                     Contemporaneously with the Initial Closing, the Company and each of its Subsidiaries will each execute and deliver a Pledge Agreement, substantially in the form attached as Exhibit E (each, a “Pledge Agreement”), pursuant to which the Company and each such Subsidiary will agree to pledge all of the capital stock or other equity interests in the Subsidiaries and their Affiliates that it directly owns to the Buyers as collateral for the Notes.

H.                                    Subject to the full execution of this Agreement, the Company and the holder of all of the issued and outstanding Capital Stock of Hesperion Ltd., a Swiss corporation (“Hesperion”) shall, concurrently therewith, enter into a Securities Purchase Agreement dated October 31, 2007 in substantially the form attached as Exhibit F hereto (the “Hesperion Acquisition Agreement”), pursuant to which, on the Acquisition Closing Date, the Company will acquire all of the issued Capital Stock of Hesperion for an aggregate purchase price of €25,000,000 (the “Hesperion Acquisition”).

NOW THEREFORE, the Company and each of the Buyers, severally and not jointly, hereby agree as follows:

1.                                       PURCHASE AND SALE OF NOTES AND SHARES.

a.                                       Purchase and Sale of Notes and Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, the Company shall issue and sell to each Buyer and each Buyer each Buyer severally agrees to purchase from the Company the Notes in two (2) closings as follows:

(i)                                     On the Initial Closing Date, each Buyer shall purchase (a) Initial Notes in the respective principal amounts set forth opposite such Buyer’s name on the Schedule of Buyers, which Initial Notes shall be issued to the Buyers on the Initial Closing Date; and (b) the number of Shares next to such Buyer’s name on the Schedule of Buyers, which shall be issued to such Buyer on the Initial Closing Date. The purchase price (the “Initial Purchase Price”) for the Initial Notes and the related Shares purchased by each Buyer shall be as set forth opposite such Buyer’s name on the

Schedule of Buyers (representing an aggregate purchase price of $24,000,000 for the Initial Notes and Shares to be purchased by the Buyers at the Initial Closing); and

(ii)                                  On the Additional Closing Date, each Buyer shall purchase (a) Additional Notes in the respective principal amounts set forth opposite such Buyer’s name on the Schedule of Buyers, which Additional Notes shall be issued to the Buyers on the Additional Closing Date, and (b) the number of Shares next to such Buyer’s name on the Schedule of Buyers, which shall be issued to such Buyer on the Additional Closing Date. The purchase price (the “Additional Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”) for the Additional Notes purchased by each Buyer shall be as set forth opposite such Buyer’s name on the Schedule of Buyers (representing an aggregate purchase price of $2,000,000 for the Additional Notes to be purchased by the Buyers at the Additional Closing.

b.                                      Closing Dates.

(i)                                     The date and time of the initial closing (the “Initial Closing”) shall be 10:00 a.m., New York City time, on the Acquisition Closing Date, subject to the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 7 and 8(a) (or such later or earlier date as is mutually agreed to by the Company and the Buyers) (the “Initial Closing Date”). The Initial Closing shall occur at the offices of Foley & Lardner LLP, 402 West Broadway, Suite 2100, San Diego, California  92101, or at such other place as the Company and Buyers may collectively designate in writing.

(ii)                                  The date and time of the additional closing (the “Additional Closing”) shall be 10:00 a.m., New York City time, on the date that is within thirty (30) calendar days from the Initial Closing Date, subject to the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 7 and 8(a) (or such later date as is mutually agreed to by the Company and the Buyers) (the “Additional Closing Date,” each of the Initial Closing Date and the Additional Closing Date being referred to herein as a “Closing Date”). The Additional Closing shall occur at the offices of Foley & Lardner LLP, 402 West Broadway, Suite 2100, San Diego, California  92101, or at such other place as the Company and Buyers may collectively designate in writing.

For purposes of this Agreement, each Buyer’s “Allocation Percentage” shall be (i) with respect to each Closing Date, the quotient of (a) the total original aggregate principal amount of Notes purchased by such Buyer at such Closing, divided by (b) the total original aggregate principal amount of all Notes purchased at such Closing; and (ii) with respect to all Notes purchased pursuant to this Agreement, the quotient of (a) the total original aggregate principal amount of all Notes purchased by such Buyer pursuant to this Agreement, divided by (b) the total original aggregate principal amount of all Notes purchased pursuant to this Agreement.

c.                                       Form of Payment and Delivery of Shares. On each Closing Date, (i) each Buyer shall pay to the Company an amount equal to the principal amount of the Notes such Buyer is to purchase as of such Closing Date, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions (less any amount deducted and paid in accordance with Section 4(h)), and (ii) the Company shall deliver (or cause its transfer agent to deliver) to each Buyer (i) a Note (or Notes in the principal amounts as such Buyer shall request) representing the original principal amount of the Notes that such Buyer is purchasing hereunder on such Closing Date, and (ii) Share Certificates for the Shares to be issued to such Buyer on such Closing Date as provided on the Schedule of Buyers, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

d.                                      Fractional Shares. No fractional shares of Common Stock are to be issued pursuant to this Section 1, but rather the number of shares of Common Stock to be issued pursuant to this Section 1 shall be rounded up to the nearest whole number.

e.                                       Currency; Interest. All payments to a Buyer under this Agreement or any of the other Transaction Documents shall be made in lawful money of the United States of America, by wire transfer of immediately available funds to such accounts as such Buyer may from time to time designate by written notice in accordance with Section 10(f) of this Agreement. All references herein and in each of the other Transaction Documents to “dollars” or “$” shall mean the lawful money of the United States of America. Any amounts payable pursuant to this Agreement that are not paid when due, after the expiration of all notice and cure periods set forth herein, shall bear interest at the rate equal to the lesser of (i) 2.0% per month, prorated for partial months, and (ii) the highest lawful interest rate.

2.                                       BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, as of the date of this Agreement and as of each Closing Date, with respect to only itself, that:

a.                                       Investment Purpose. Such Buyer is acquiring the Notes (together with the related Guarantees) and the Shares purchased by such Buyer hereunder (the Notes, the Guarantees and the Shares being collectively referred to herein as the “Securities”), for such Buyer’s own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from the registration requirements of, the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b.                                      Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

c.                                       Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

d.                                      Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such

Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Sections 3 and 10(l) below or contained in any of the other Transaction Documents. Such Buyer understands that its investment in the Securities involves a high degree of risk and that it has reviewed the Company’s SEC Documents and the disclosures contained therein, including, without limitation, that set forth under the heading “Risk Factors.”  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

e.                                       No Governmental Review. Such Buyer understands that no Governmental Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f.                                         Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any other Securities Laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that the Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or any other Securities Laws; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any other Securities Laws. Notwithstanding the foregoing provisions of this paragraph, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

g.                                      Legends. Such Buyer understands that, except as set forth below, the Share Certificates and the certificates or other instruments representing the Notes shall bear a restrictive legend in the following form (the “1933 Act Legend”) (and a stop-transfer order may be placed against transfer of such Share Certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR

APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities, if (i) such Securities are registered for resale under the 1933 Act, (ii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144(k) promulgated under the 1933 Act (or a successor rule thereto), or (iii) such holder provides the Company reasonable assurances that the Securities have been or are being sold pursuant to Rule 144.

h.                                      Authorization; Enforcement; Validity. Such Buyer is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to purchase the Securities pursuant to this Agreement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their respective terms. The Security Agreement and each of the other agreements entered into by such Buyer in connection with the transactions contemplated hereby as of the applicable Closing will have been duly and validly authorized, executed and delivered on behalf of such Buyer as of such Closing and will be valid and binding agreements of such Buyer, enforceable against such Buyer in accordance with their respective terms.

i.                                          Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

j.                                          No Other Agreements. As of the applicable Closing Date, such Buyer has not, directly or indirectly, made any agreements with the Company relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

3.                                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants, as of the date of this Agreement as of each Closing Date, to each Buyer, that except as set forth in the Schedules to this Agreement delivered by the Company to Buyer:

a.                                       Organization and Qualification; Subsidiaries. The Company was formed on April 22, 2002. Set forth in Schedule 3(a) is a true and correct list of the Company’s Subsidiaries and the jurisdiction in which each is organized or incorporated, together with their respective jurisdictions of organization and the percentage of the outstanding capital stock or other equity interests of each such entity that is held by the Company or any of its Subsidiaries. Other than with respect to the entities listed on Schedule 3(a), the Company does not directly own any security or beneficial ownership interest, in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person. Each of the Company and its Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted by the Company and its Subsidiaries. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted or proposed to be conducted by the Company and its Subsidiaries will make such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not have and could not be, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3(a), the Company holds all right, title and interest in and to 100% of the capital stock, equity or similar interests of each of its Subsidiaries, in each case, free and clear of any Liens (as defined below), including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, and no such Subsidiary owns capital stock or holds an equity or similar interest in any other Person.

b.                                      Authorization; Enforcement; Validity. Each of the Company and its Subsidiaries has the requisite corporate or other organizational power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which such Person is a party and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and each of its Subsidiaries and the consummation by the Company and each of its Subsidiaries of the transactions contemplated hereby and thereby, including the issuance of the Notes, the Guarantees and the Shares to be issued at each Closing, have been duly authorized by the respective boards of directors (or a committee thereof), members, managers, trustees, stockholders, other equityholders or holders of beneficial interests, as applicable, of the Company and each of its Subsidiaries and no further consent or authorization is required by the Company, any of its Subsidiaries or any of their respective boards of directors, members, managers, trustees, stockholders, other equityholders or holders of beneficial interests, as applicable. This Agreement and the other Transaction Documents dated of even date herewith have been duly executed and delivered by the Company and each of its Subsidiaries that is a party thereto, and constitute the valid and binding obligations of the Company and each of its Subsidiaries, enforceable against the Company and each of its Subsidiaries in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity. As of each Closing, the Transaction Documents dated after the date of this Agreement shall have been duly executed and delivered by the Company and each of its Subsidiaries that is a party thereto and shall constitute the valid and binding obligations of the Company and each of its Subsidiaries, enforceable against the Company and each of its Subsidiaries in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

c.                                       Capitalization. The authorized Capital Stock of the Company consists of  750,000,000 shares of Common Stock, of which:

(i)                                     498,754,329 shares are issued and outstanding; provided, however, that as of the Initial Closing Date;

(ii)                                  100,000,000 shares are reserved for issuance pursuant to the Company’s stock option, restricted stock and employee stock purchase plans described in the SEC Documents (the “Equity Plans”), including 40,311,056 shares issuable pursuant to outstanding awards under the Equity Plans; and

(iii)                               3,290,666 shares are reserved for issuance pursuant the Company’s outstanding warrants described on Schedule 3(c)(iii) (the “Warrants”);

(iv)                              125,000 shares of Common Stock reserved for issuance to Lippert/Heilshorn & Associates on December 31, 2007 (subject to Lippert/Heilshorn & Associates continuing to provide services to the Company as its investor relations firm); and

(v)                                 4,285,714 shares of Common Stock reserved for issuance to Millennix, Inc. on January 1, 2009 (subject to Gene Resnick remaining an employee through such issuance date) pursuant to that certain Asset Purchase Agreement dated November 9, 2005 (as amended on September 6, 2006), related to the purchase of the assets of Millennix, Inc.

No shares of Common Stock are reserved for issuance under any plan, agreement or arrangement, other than shares of Common Stock reserved for issuance with respect to the Warrants and under the Equity Plans; and except as described in the foregoing provisions of this Section 3(c), there are no shares of Capital Stock, Options, Convertible Securities or other equity securities of the Company authorized, issued or outstanding, and the Company is not under any current or future obligations to issue any such shares of Capital Stock, Options, Convertible Securities or other equity securities of the Company. All of the outstanding and issuable shares of Capital Stock have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable.

Except as set forth on Schedule 3(c):

(1)                                  no shares of the Capital Stock of the Company or any of its Subsidiaries are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company or any of its Subsidiaries;

(2)                                  there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of Capital Stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of its Subsidiaries;

(3)                                  to the Knowledge of the Company, there are no voting trusts, proxies or other agreements, commitments or understandings of any character with respect to the voting of any shares of Capital Stock of the Company or any of its Subsidiaries, and there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement, the registration rights set forth in the Company’s SEC Documents, including registration rights agreements entered dated July 31, 2006, November 9, 2005 and the registration rights given to the investors in the Company’s October 17, 2006 financing or such other rights as shall have been waived or terminated prior to the Closing);

(4)                                  other than the Notes, there are no outstanding securities or instruments of the Company or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, and there are no other stockholder agreements or similar agreements to which the Company, any of its Subsidiaries or, to the Company’s Knowledge, any holder of the Company’s Capital Stock is a party;

(5)                                  there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities;

(6)                                  the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and

(7)                                  to the Company’s Knowledge, no officer or director of the Company or beneficial owner of any of the Company’s outstanding Common Stock has pledged Common Stock in connection with a margin account or other loan secured by such Common Stock.

The Company has furnished to each Buyer, or, with respect to (Z) below, will furnish within five (5) Business Days of the closing of the transaction contemplated in the Hesperion Transaction Documents, true and correct copies of:

(X)                               The Company’s Certificate of Incorporation, as amended and in effect (the “Certificate of Incorporation”);

(Y)                                The Company’s Bylaws, as amended and in effect (the “Bylaws”); and

(Z)                                The Hesperion Transaction Documents, executed by all parties thereto, and all amendments, modifications or supplements thereto.

All of the equity interests of each of the Subsidiaries are certificated or otherwise represented in tangible form.

d.                                      Issuance of Securities. The Notes are duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be free from all taxes and Liens with respect to the issuance thereof and entitled to the rights set forth therein. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free from taxes and Liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act and any other applicable Securities Laws.

e.                                       No Conflicts. Except as set forth on Schedule 3(e), the execution and delivery of this Agreement and the other Transaction Documents by the Company and each of its Subsidiaries, the performance by the Company and each of its Subsidiaries of its obligations hereunder and thereunder and the consummation by the Company and each of its Subsidiaries of the transactions contemplated hereby and thereby (including the reservation for issuance and the issuance of the Shares) will not:

(i)                                     result in a violation of the certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing documents, as applicable, of any such Person;

(ii)                                  conflict with, or constitute a breach or default (or an event which, with the giving of notice or passage of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture, instrument or other document to which any such Person is a party or by which such Person is bound; or

(iii)                               result in a violation of any Law, rule, regulation, order, judgment or decree (including Securities Laws and the rules and regulations, if any, of the Principal Market) applicable to any such Person or by which any property or asset of any such Person is bound or affected.

Neither the Company nor any of its Subsidiaries is in violation of any term of its certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing document, as applicable. Neither the Company nor any of its Subsidiaries is or has been in violation of any term of or in default under (or with the giving of notice or passage of time or both would be in violation of or default under) any contract, agreement, mortgage, indebtedness, indenture, instrument, document, judgment, decree or order or any Law applicable to the Company or its Subsidiaries, except where such violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to result in the acceleration of any Indebtedness or other obligation. The business of the Company and its Subsidiaries has not been and is not being conducted, in violation of any Law of any Governmental Entity except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for the filings and listings expressly contemplated by the Registration Rights Agreement, the filing of instruments to perfect security interests and as set forth in Schedule 3(e), neither the Company nor any of its Subsidiaries is, has been, or will be required to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Entity in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company or any of its Subsidiaries is or has been required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date of this Agreement and prior to the date of the effectiveness of such requirement.

f.                                         SEC Documents; Financial Statements.

(i)                                     Since December 31, 2006, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being referred to herein as the “SEC Documents” and the Company’s consolidated balance sheet as of June 30, 2007, as included in the Company’s quarterly report on Form 10-QSB for the period then ended, as filed with the SEC on August 14, 2007, being referred to herein as the “Most Recent Balance Sheet”). Each of the SEC Documents was filed with the SEC via the SEC’s EDGAR system within the time frames prescribed by the SEC for the filing of such SEC Documents such that each filing was timely filed with the SEC (with giving effect to any extensions of time permitted by Rule 12b-25 under the 1934 Act). As of their respective dates, the SEC Documents complied in all material respects with the Securities Laws. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of each of the SEC Documents, no event has occurred that would require an amendment or supplement to any such SEC Document and as to which such an amendment or supplement has not been filed and made publicly available on the SEC’s EDGAR system no less than five (5) Business Days prior to the date this representation is made. Except as set forth on Schedule 3(f)(i), the Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.

(ii)                                  As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the Securities Laws with respect thereto. Such consolidated financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material individually or in the aggregate).

(iii)                               Since December 31, 2006, none of the Company, its Subsidiaries and their respective officers, directors and Affiliates or, to the Company’s Knowledge, any stockholder of the Company has made any filing with the SEC or issued any press release on behalf of the Company or any of its Subsidiaries or otherwise relating to the Company or any of its Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to any Buyer, including information referred to in Section 2(d), that, considered in the aggregate, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

(iv)                              Except as set forth in Schedule 3(f)(iv), the Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and in effect on the date this representation is made and to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to its reports filed or made with the SEC under the 1934 Act.

(v)                                 The accounting firm that has expressed its opinion with respect to the consolidated financial statements included in the Company’s most recently filed annual report on Form 10-KSB (the “Audit Opinion”) is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and such firm was otherwise qualified to render the Audit Opinion under applicable Securities Laws. Each accounting firm that since such filing has conducted or will conduct a review or audit of any of the Company’s consolidated financial statements is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and is otherwise qualified to conduct such review or audit and render an audit opinion under applicable Securities Laws.

(vi)                              There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents at least five (5) Business Days prior to the date of this Agreement.

(vii)                           Since December 31, 2006, there have been no internal or SEC inquiries or investigations (formal or informal) regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of any executive officer, board of directors or any committee thereof of the Company or any of its Subsidiaries.

(viii)                        The Company is not a “shell company” (as defined in Rule 12b-2 under the 1934 Act).

(ix)                                A pro forma consolidated balance sheet of the Company and its Subsidiaries and the pro forma capitalization of the Company, in each case as of the Most Recent Balance Sheet, and giving effect to the transactions contemplated by this Agreement and each of the other Transaction Documents as if they occurred on the Initial Closing Date will be filed with the SEC in an amendment to the Announcing Form 8-K (defined below) within seventy five (75) days following the Initial Closing Date, the applicable time period given by the SEC to file such information (collectively, the “Pro Forma Financial Information”). The Pro Forma Financial Information (i) will be prepared based upon assumptions that provide a reasonable basis for presenting the effects of such transactions, and the pro forma adjustments shall give appropriate effect to such assumptions, (ii) will be based upon financial information prepared in accordance with GAAP, (iii) will be consistent with the books and records of the Company and its Subsidiaries (which are true, accurate and complete), and (iv) will fairly present such information as of the dates presented in accordance with GAAP.

g.                                      Sarbanes-Oxley Compliance; Internal Accounting Controls; Disclosure Controls and Procedures; Books and Records.

(i)                                     Except for as set forth in the SEC Documents, the Company and its Subsidiaries are in all material respects in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”).

(ii)                                  Since December 31, 2006, except as set forth on Schedule 3(g)(ii), neither the Company nor any of its Subsidiaries nor any director or officer, of the Company or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

(iii)                               No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to their respective boards of directors or any committee thereof or pursuant to Section 307 of Sarbanes-Oxley.

(iv)                              Except as set forth in the SEC Documents, the Company has, and has caused each of its Subsidiaries to, at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with sound accounting practices and GAAP consistently applied. Except as set forth in the SEC Documents, The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

(v)                                 The Company has timely filed and made publicly available on the SEC’s EDGAR system no less than five (5) Business Days prior to the date of this representation, all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes-Oxley with respect to any Company SEC Documents.

(vi)                              Except as set forth in the SEC Documents, the Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act. Except as set forth in the SEC Documents, such disclosure controls and procedures are effective to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (B) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

(vii)                           Except as set forth in the SEC Documents, the Company maintains internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act. As set forth in the SEC Documents, such internal control over financial reporting contains material weaknesses.

h.                                      Absence of Certain Changes. Since December 31, 2006, neither the Company nor any of its Subsidiaries has taken any steps, and neither the Company nor any of its Subsidiaries currently expects to take any steps to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any Knowledge or reason to believe that the creditors of such Person intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact that would reasonably lead a creditor to do so. Neither the Company nor any of its Subsidiaries is as of the date this representation is made, nor after giving effect to the transactions contemplated hereby or by any of the other Transaction Documents will be, Insolvent. Except as set forth in the SEC Documents, since December 31, 2006, neither the Company nor any of its Subsidiaries has declared or paid any dividends or sold any assets outside of the ordinary course of business. Except as set forth in the SEC Documents, since December 31, 2006, neither the Company nor any of its Subsidiaries has had any capital expenditures outside the ordinary course of its business.

i.                                          Absence of Litigation. Except as set forth on Schedule 3(i), (i) there has at no time been any action, suit, proceeding, inquiry or investigation (“Litigation”) before or by any court, public board, Governmental Entity, self-regulatory organization or body pending or, to the Company’s Knowledge, threatened against or affecting the Company or any of its Subsidiaries or any of their assets, and (ii) to the Company’s Knowledge, no director or officer of the Company or any of its Subsidiaries has been involved in securities-related Litigation during the past five (5) years. No Litigation disclosed on Schedule 3(i) has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

j.                                          Full Disclosure; No Undisclosed Events, Liabilities, Developments or Circumstances. Since December 31, 2006, there has been no Material Adverse Effect and no circumstances exist that, individually or in the aggregate, could reasonably be expected to be, cause or have a Material Adverse Effect. Except (A) as and to the extent disclosed or reserved against on the Most Recent Balance Sheet, (B) as incurred since the date thereof in the ordinary course of business consistent with past practice, (C) as incurred at the applicable Closing Date under the Notes and the other Transaction Documents, or (D) as set forth on Schedule 3(j), neither the Company, nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether fixed or unfixed, known or unknown, secured or unsecured, absolute, accrued, contingent or otherwise and whether due or to become due. No representation or warranty or other statement made by the Company in this Agreement or any of the other Transaction Documents, the Schedules hereto or any certificate or instrument delivered pursuant to this Agreement contains any untrue statement or omits to state a material fact necessary to make any such statement, in light of the circumstances in which it was made, not misleading.

k.                                       Acknowledgment Regarding Buyers’ Purchase of Notes and Shares. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of any party to this Agreement or any of the other Transaction Documents (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the decision of the Company and each of its Subsidiaries to enter into the Transaction Documents has been based solely on the independent evaluation by such Person and its representatives.

l.                                          No General Solicitation. Neither the Company nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act), including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities.

m.                                    No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any other regulatory or self-regulatory authority.

n.                                      Employee Relations. Except as set forth on Schedule 3(n), neither the Company nor any of its Subsidiaries is involved in any labor union dispute nor, to the Knowledge of the Company, is any such dispute threatened. To the Knowledge of the Company, none of the employees of either the Company or any of its Subsidiaries is or has been a member of a union that relates, or following the Initial Closing will relate, to such employee’s relationship with the Company and neither the Company nor any of its Subsidiaries is or following the Initial Closing will be, a party to a collective bargaining agreement. No executive officer (as defined in Rule 3b-7 under the 1934 Act), nor any other individual whose termination would be required to be disclosed on a Current Report on Form 8-K, has notified the Company that such individual intends to leave the Company or otherwise terminate such individual’s employment with the Company. Such individuals constitute all of the employees necessary to conduct the Company’s business as presently conducted and as proposed to be conducted (as described to Buyers prior to the date hereof). Except as set forth on Schedule 3(n), to the Knowledge of the Company no such individual is, has been, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the employment of each such individual does not, has not and will not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters that would, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 3(n), to the Company’s Knowledge the Company and each of its Subsidiaries is in compliance in all material respects with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours. Except as set forth in Schedule 3(n), the Company and each of its Subsidiaries is in compliance in all material respects with all Laws relating to employee benefits and employee benefit plans (as such terms are defined in ERISA).

o.                                      Intellectual Property Rights. Except as set forth on Schedule 3(o), the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trademark applications and registrations, trade names, service marks, service mark registrations, service names, patents, patent rights, patent applications, copyrights (whether or not registered), inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as conducted as of the date this representation is made. Except as set forth in Schedule 3(o), to the Company’s Knowledge (i) none of the rights of the Company or any of its Subsidiaries in its Intellectual Property have expired or terminated, or are expected to expire or terminate within five (5) years from the date of this Agreement, except to the extent such termination could not and could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) there has been no infringement by the Company or any of its Subsidiaries or any of the Company’s or any of its Subsidiaries’ licensors or licensees of any Intellectual Property rights of others, (iii) there has been no infringement by any third parties of any Intellectual Property owned or licensed by the Company or any of its Subsidiaries, or of any development of similar or identical trade secrets or technical information by others, (iv) there is no claim, action or proceeding against or being threatened against, the Company, any of its Subsidiaries or any of their respective licensors regarding their Intellectual Property or infringement of other Intellectual Property rights and there is no claim, action or proceeding against or being threatened against the Company, any of its Subsidiaries or any of their respective licensors regarding their Intellectual Property or infringement of other Intellectual

Property rights, (v) there are no facts or circumstances that could reasonably be expected to give rise to any of the foregoing, (vi) there is no patent or patent application which contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned or licensed by the Company or any of its Subsidiaries, and (vii) none of the technology employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any material contractual obligation binding on the Company or any of its Subsidiaries or is being used by any of the officers, directors or employees of the Company or of its Subsidiaries on behalf of the Company or any of its Subsidiaries in violation of the rights of any Person or Persons. The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and the value of all of their material Intellectual Property.

p.                                      Environmental Laws. Except as set forth on Schedule 3(p), each of the Company and its Subsidiaries (i) is, and has at all times been, in compliance in all material respects with any and all, and has not violated any, Environmental Laws (as defined below), (ii) has no, and has never had any, liability for failure to comply with any Environmental Law, (iii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted, and (iv) is in compliance with all terms and conditions of any such permit, license or approval.

q.                                      Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. All of the Company’s insurance policies are in full force and effect and are valid, outstanding and enforceable, and all premiums with respect thereto are currently paid and no basis exists for early termination of any of such insurance policies on the part of the insurer thereunder. None of Company or its Subsidiaries has failed to give any notice or present any claim under any such insurance policies in due and timely fashion, and there are no outstanding unpaid claims under any such insurance policies. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in a material increase in the Company’s current cost of such insurance.

r.                                         Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as conducted at the time this representation is made (“Permits”), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit. The Company and its Subsidiaries have no Knowledge that they will not be able to obtain necessary Permits as and when necessary to enable the Company and its Subsidiaries to conduct their respective businesses.

s.                                       Principal Market. The Company is not in violation of any of the rules, regulations or requirements of the OTC Bulletin Board (the “Principal Market;” provided however, that, if after the date of this Agreement the Common Stock is listed on a national securities exchange or automated quotation system, the “Principal Market” shall mean such national securities exchange) and has no Knowledge of any facts or circumstances which would reasonably lead to suspension or termination of the trading of the Common Stock on the Principal Market in the foreseeable future. Since December 31, 2006, (i) the Company’s Common Stock has been quoted on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or on the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or termination of the trading of the Common Stock on the Principal Market.

t.                                         Tax Status. The  Company and each of its Subsidiaries (i) has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes claimed in writing to be due from the Company or any of its Subsidiaries by the taxing authority of any jurisdiction which, individually or in the aggregate, is expected to have a Material Adverse Effect, and there is no basis for any such claim. Neither the Company nor any of its Subsidiaries is a “United States real property holding corporation” (“USRPHC”) as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

u.                                      Transactions With Affiliates. Except as set forth on Schedule 3(u) or in the SEC Documents, no Related Party of the Company or any of its Subsidiaries, nor any Affiliate thereof, is presently, has been within the past three years, or will be as a result of the transactions contemplated by this Agreement and the other Transaction Documents, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company or any of its Subsidiaries, whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. No Related Party of the Company or any of its Subsidiaries, or any of their respective Affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 2% of the outstanding common stock of a publicly traded corporation) in which the Company or any of its Subsidiaries has any direct or indirect ownership interest or with which the Company or any of its Subsidiaries competes or has a business relationship.

v.                                      Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar anti-takeover provision under the Certificate of Incorporation or any certificates of designations or the laws of the State of Delaware to the transactions contemplated by this Agreement, the Company’s issuance of the Securities in accordance with the terms hereof and any Buyer’s ownership and voting (in the case of the Shares) of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

w.                                    Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

x.                                        Outstanding Indebtedness; Liens. Payments of principal and other payments due under the Notes will, upon issuance at the Closings, rank senior to all other Indebtedness of the Company or any of its Subsidiaries (in right of payment, whether with respect of payment of redemptions, interest or damages or upon liquidation or dissolution or otherwise) and, by virtue of their secured position, to all trade account payables of the Company or any of its Subsidiaries. Except as set forth on Schedule 3(x), (i) neither the Company nor any of its Subsidiaries has, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents will not have, any outstanding Indebtedness other than Permitted Indebtedness (as defined below), (ii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, Liens on any of the assets of the Company and its Subsidiaries other than the Permitted Liens and that created by the Security Agreement, and (iii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, financing statements securing obligations of any amounts filed against the Company or any of its Subsidiaries or any of their respective assets, other than under the Security Agreement.

y.                                      Real Property. Neither the Company nor any of its Subsidiaries owns any real property. Schedule 3(y) contains a complete and correct list of all the real property, facilities and fixtures that (i) are leased or, in the case of fixtures, otherwise owned or possessed by the Company or any of its Subsidiaries, (ii) in connection with which the Company or any of its Subsidiaries has entered into an option agreement, participation agreement or acquisition agreement or (iii) the Company or any of its Subsidiaries has agreed to lease or otherwise acquire or may be obligated to lease or otherwise acquire in connection with the conduct of its business (collectively, including any of the foregoing acquired after the date of this Agreement, the “Real Property”), which list identifies all of the Real Property and specifies which of the Company and its Subsidiaries leases, owns or possesses each item of the Real Property. Schedule 3(y) also contains a complete and correct list of all leases and other agreements with respect to which the Company or any of its Subsidiaries is a party or otherwise bound or affected with respect to the Real Property, except master leases affiliated with any sub leases, easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to Real Property that is contained wholly within the boundaries of any leased Real Property otherwise described on Schedule 3(y) (the “Real Property Leases”). Except as set forth in Schedule 3(y), all of the Real Property Leases are valid and in full force and effect and are enforceable against all parties thereto. Except as set forth in Schedule 3(y), neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party thereto is in default in any material respect under any of such Real Property Leases and no event has occurred which with the giving of notice or the passage of time or both would constitute a default under, or otherwise give any party the right to terminate, any of such Real Property Leases, or could adversely affect the Company’s or any of its Subsidiaries’ interest in and title to the Real Property subject to any of such Real Property Leases. No Real Property Lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby.

z.                                        Tangible Assets. The Company and its Subsidiaries have good and marketable title to all of the tangible assets that are material to their businesses (the “Assets”), in each case free and clear of any Lien, other than Permitted Liens. The Assets include all tangible assets necessary for the conduct of the Company’s and its Subsidiaries businesses as presently proposed to be conducted. The Assets that are facilities, fixtures, equipment, and other personal property have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are now used and proposed to be used. There are no existing agreements, options, commitments or rights with, of or to any Person to acquire any such Assets, or any interests therein.

aa.                                 No Materially Adverse Contracts, Etc. The Company is not subject to any charter, contract, agreement, instrument, corporate or other legal restriction, or any judgment, decree, order, rule, regulation or other Law that has, has had, or could reasonably be expected in the future to have, a Material Adverse Effect.

bb.                               Investment Company. The Company is not, and upon each Closing will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.

cc.                                 Stock Options. Except as set forth on Schedule 3(cc), every Option issued by the Company pursuant to the Equity Plans (i) has (or, if no longer outstanding, had), with respect to each share of Common Stock into which it is convertible or for which it is exercisable or exchangeable, an exercise price equal to or greater than the fair market value per share of Common Stock on the date of grant of such Option, (ii) was issued in compliance with the terms of the plan under which it was issued and in compliance with applicable Laws, rules and regulations, including the rules and regulations of the Principal Market, and (iii) has been accounted for in accordance with GAAP and otherwise been disclosed accurately and completely and in accordance with the requirements of the Securities Laws, including Rule 402 of Regulation S-K promulgated by the SEC, and the Company has paid, or properly reserved for, all taxes payable with respect to each such Option (including with respect to the issuance and exercise thereof), and has not deducted any amounts from its taxable income that it is not entitled to deduct with respect to any such stock option (including the issuance and exercise thereof).

dd.                               Clinical Services. The contract research services provided by each of the Company and its Subsidiaries is provided in compliance in all material respects with all applicable Laws, including, without limitation, all applicable FDA rules, regulations and requirements and all rules, regulations and requirements of comparable foreign Governmental Entities.

4.                                       AFFIRMATIVE COVENANTS.

a.                                       Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.

b.                                      Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at the Closing to occur on such Closing Date pursuant to this Agreement under applicable Securities Laws of the states of the United States, and shall provide to each Buyer evidence of any such action so taken on or prior to the applicable Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable Securities Laws of the states of the United States.

c.                                       Reporting Status. During the period commencing on the date of this Agreement and ending on the first date after the Initial Closing Date that is the latest of (i) the date that is two years after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), and (ii) the date on which no Notes remain outstanding, (iii) the date that is the last day on which any Shares may be issued hereunder, and (iv) the date on which the Security Agreement has been terminated (the period ending on such latest date, the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the Securities Laws otherwise would permit such termination.

d.                                      Use of Proceeds. The Company will use the proceeds from the sale of the Notes and the Shares first, to pay expenses and commissions related to the sale of the Securities, second, to fund the Hesperion Acquisition, and third, for general working capital needs.

e.                                       Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are immediately available to the public through the EDGAR system, within one Business Day after the filing thereof with the SEC, a copy of each of its quarterly reports on Form 10-QSB or 10-Q and annual reports on Form 10-KSB or 10-K, as the case may be (each, a “Periodic Report”), Current Reports on Form 8-K, registration statements (other than on Form S-8) and amendments and supplements to each of the foregoing, (ii) unless immediately available through Bloomberg or other nationally recognized media outlet, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, contemporaneously with the issuance thereof, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

f.                                         Internal Accounting Controls. During the Reporting Period, the Company shall, and, shall cause each of its Subsidiaries to:

(i)                                     at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with sound accounting practices and GAAP consistently applied;

(ii)                                  continue to undertake the remediation activities disclosed in the SEC Documents so that the Company is ultimately able to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences;

(iii)                               timely file and make publicly available on the SEC’s EDGAR system, all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes Oxley with respect to any Periodic Reports;

(iv)                              continue to undertake the remediation activities disclosed in the SEC Documents so that the Company is ultimately able to maintain disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act, and to cause such disclosure controls and procedures to be effective at all times to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (B) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure; and

(v)                                 continue to undertake the remediation activities disclosed in the SEC Documents so that the Company is ultimately able to maintain internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act, and to cause such internal control over financial reporting to be effective at all times and not contain any material weaknesses.

g.                                      Listing. During the Reporting Period, the Company shall use its commercially reasonable efforts to promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange or automated quotation system, upon which shares of Common Stock are then listed (subject to official notice of issuance) or quoted and, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. So long as any Securities are outstanding, the Company shall maintain the Common Stock’s listing on the Principal Market and shall not take any action that would reasonably be expected to result in the suspension or termination of trading of the

Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

h.                                      Expenses. The Company shall reimburse each Buyer an amount equal to the amount of all of such Buyer’s reasonable legal, due diligence and other expenses incurred in connection with the Transaction Documents. In addition, in the event any Buyer’s Note is outstanding on the first anniversary of the Closing Date, the Company shall pay such Buyer a transaction fee in an amount equal to 2.0% of the Purchase Price of such outstanding Note.

i.                                          Disclosure of Transactions and Other Material Information.

(i)                                     By the fourth (4th) Business Day following the Initial Closing Date, the Company shall file a Form 8-K (the “Announcing Form 8-K”) with the SEC. The  Announcing Form 8-K, shall comply fully with the applicable 8-K rules and shall describe the terms of the transactions contemplated by the Transaction Documents, including the purchase of the Notes and Shares. The Company shall file all exhibits relating to this Agreement required to be filed by the SEC and Securities Laws or other Laws as exhibits to the Company’s Quarterly Report on Form 10-QSB to be filed with the SEC on or around November 15, 2007.

(ii)                                  Subject to the agreements and covenants set forth in this Section 4(i), the Company shall not issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Buyer; provided, however, that a Company shall be entitled, without the prior approval of any Buyer, to make any press release with respect to such transactions (A) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith or prior thereto and (B) as is required by applicable Law.

(iii)                               Notwithstanding any provision herein to the contrary, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective Affiliates, officers, directors, employees and agents not to, provide any Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC, without the express prior written consent of such Buyer, other than notices required under the Transaction Documents which may constitute material non-public information. Notwithstanding anything to the contrary herein, in the event that the Company believes that a notice or communication to any Buyer or Investor (as defined in Section 4(j)) contains material, nonpublic information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the such Buyer or Investor contemporaneously with delivery of such notice or communication, and such indication shall provide such Buyer or Investor the means to refuse to receive such notice or communication other than notices required under the Transaction Documents which may constitute material non-public information; and in the absence of any such indication, the holders of the Securities shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to the Company or any of its Subsidiaries.

j.                                          Pledge of Securities. The Company acknowledges and agrees that the Securities of a Buyer may be pledged by such Buyer or its transferees (each, including each Buyer, an “Investor”) in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

k.                                       Notices. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding and the Security Agreement has terminated, the Company shall and shall cause each of its Subsidiaries to notify the Collateral Agent in writing (A) at least 30 days in advance of any change in such Person’s legal name and (B) within 10 days of the change of the use of any trade name, assumed name, fictitious name or division name not previously disclosed to the Collateral Agent in writing. All of the foregoing notices also shall be provided by the Company or the applicable Subsidiary to each Buyer in writing.

l.                                          Compliance with Laws and Maintenance of Permits. During the Reporting Period, the Company shall, and shall cause each of its Subsidiaries to, maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would reasonably be expected to have a Material Adverse Effect, and the Company and each of its Subsidiaries shall remain in compliance with all Laws (including Environmental Laws and Laws relating to healthcare, HIPAA, taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety and all applicable U.S. Food and Drug Administration (“FDA”) rules, regulations and requirements and the rules, regulations and requirements of comparable foreign Governmental Entities) the failure with which to comply would have a Material Adverse Effect on such Person.

m.                                    Inspection and Audits. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding and the Security Agreement has been terminated:

(i)                                     The Company shall, and shall cause each of its Subsidiaries to, permit each Buyer (and each Buyer’s designees), to call at the Company’s and each of its Subsidiaries’ places of business upon reasonable advance notice, and, without hindrance or delay, to inspect, examine and audit the Collateral and to inspect, audit, check and make extracts from such Person’s books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral or any transactions between the parties hereto, and each Buyer (and each Buyer’s designees) shall have the right to make such verification concerning the Collateral as such Buyer may consider reasonable under the circumstances; and

(ii)                                  Notwithstanding anything to the contrary herein, upon written request to the Company by any Buyer, the Company shall promptly provide such Buyer with any financial, operating or other type of information reasonably requested by such

Buyer, subject to a mutually agreeable confidentiality agreement, which request shall constitute a waiver, with respect to any material non-public information regarding the Company and the Subsidiaries provided to such Buyer directly in response to such written request, of the restriction herein on the Company’s disclosure to such Buyer of material nonpublic information.

n.                                      Collateral. From the date of this Agreement until the first date following the Initial Closing Date on which the Notes are no longer outstanding and the Security Agreement is terminated, the Company shall, and shall cause each of its Subsidiaries to, maintain and preserve the Collateral and the value thereof.

o.                                      Insurance. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding and the Security Agreement has terminated, the Company shall, and shall cause each of its Subsidiaries to:

(i)                                     Keep the Collateral properly housed (to the extent possible) and insured for the full insurable value thereof against loss or damage with companies that regularly insure Persons engaged in businesses similar to that of the Company or the applicable Subsidiary, such coverage and the premiums payable in respect thereof to be acceptable in scope and amount to the Collateral Agent. Such endorsement, or an independent instrument furnished to the Collateral Agent, shall provide that the insurance company shall give the Collateral Agent at least 30 days’ written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of such Company or the applicable Subsidiary or any other Person shall affect the right of the Collateral Agent to recover under such policy of insurance in case of loss or damage. In addition, the Company or applicable Subsidiary shall cause to be executed and delivered to the Collateral Agent an assignment of proceeds of its business interruption insurance policies (if any).

(ii)                                  Maintain, at its expense, such insurance policies (including, but not limited to, general liability, directors’ and officers,’ public liability and third party property damage insurance) with companies that regularly insure Persons engaged in businesses similar to that of the Company or the applicable Subsidiary, such coverage and the premiums payable in respect thereof to be reasonably acceptable in scope and amount to the Collateral Agent, such acceptance not to be unreasonably withheld. Original (or certified) copies of such policies have been delivered to each Buyer, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing the Collateral Agent as an additional insured thereunder and providing that the insurance company shall give Collateral Agent at least 30 days’ written notice before any such policy shall be altered or canceled.

If the Company or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto and fails to cure such failures within ten (10) days of written notice from Buyer, each Buyer, without waiving or releasing any obligation or default by the Company hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as such Buyer deems advisable. Such insurance, if obtained by such Buyer, may, but need not, protect the Company’s and its Subsidiaries’ interests or pay any claim made by or against the Company and its Subsidiaries with respect to the Collateral. Such insurance may be more expensive than the cost of insurance the Company and its Subsidiaries may be able to obtain on their own and may be cancelled only upon the Company and its Subsidiaries’ providing evidence that they has obtained the insurance as required above. All sums disbursed by a Buyer in connection with any such actions, including court costs, expenses, other charges relating thereto and reasonable attorneys’ fees, shall constitute Indebtedness under the Notes, shall be payable on demand by the Company to such Buyer and, until paid, shall bear interest at the highest rate then applicable to principal under the Notes.

p.                                      Taxes. During the Reporting Period, the Company shall and shall cause each of its Subsidiaries to file all required tax returns and pay all of its taxes when due, subject to any extensions granted by the applicable taxing authority, including taxes imposed by federal, state or municipal agencies, and shall cause any Liens for taxes to be promptly released; provided, however, that the Company and its Subsidiaries shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Person’s financial statements; and (ii) the contesting of any such payment does not give rise to a Lien for taxes. If the Company or the applicable Subsidiary fails to pay any such taxes (other than taxes not yet due, subject to an extension or subject to a contest) and in the absence of any such contest by such Person and fails to cure such failure within ten (10) days of written notice from Buyer, each Buyer may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any Lien therefor, and any sums so advanced by such Buyer shall constitute Indebtedness under the Notes, shall be payable by the Company to each Buyer on demand, and, until paid, shall bear interest at the highest rate then applicable to principal under the Notes.

q.                                      Intellectual Property. From the date of this Agreement until the first date following the Initial Closing Date on which the Notes are no longer outstanding and the Security Agreement has terminated, the Company shall and shall cause each of its Subsidiaries to maintain adequate Intellectual Property to continue its business as presently proposed to be conducted by it or as hereafter conducted by it.

r.                                         Patriot Act, Investor Secrecy Act and Office of Foreign Assets Control. As required by federal law and such Buyer’s policies and practices, each Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services, and, during the Reporting Period, the Company agrees to, and shall cause each of its Subsidiaries to, provide such information to the extent it is in possession of such information and can provide the same without violating an obligation of confidentiality to a third party with respect thereto.

s.                                       Security Covenants. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding and the Security Agreement has terminated, the Company shall, and shall cause each of its Subsidiaries to, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as a Buyer or the Collateral Agent may from time to time reasonably request in order to carry out the intent and purposes of this Agreement, the Security Documents and the other Transaction Documents and the transactions contemplated hereby and thereby, to the extent feasible be local law, including all such actions to establish, create, preserve, protect and perfect a first priority Lien in favor of the Collateral Agent for the benefit of such Buyer in the Collateral (as each term is defined in the Security Agreement).

t.                                         Right to Participate in Future Financing. Subject to the exceptions described below, each of the Company and its Subsidiaries agrees that during the period beginning on the date hereof and ending on the first date following the Initial Closing on which no Note remains outstanding, neither the Company nor its Subsidiaries will (x) contract with any party for any debt or equity financing (including any debt financing with an equity component), or (y) issue any debt or equity securities of the Company or any Subsidiary or securities convertible, exchangeable or exercisable into or for debt or equity securities of the Company or any Subsidiary (including debt securities with an equity component) (each, a “Future Offering”), unless, after it has received an offer regarding a Future Offering that it has a bona fide intention to accept, it shall have first delivered to each Buyer (or the designee appointed by such Buyer) written notice (the “Future Offering Notice”) describing the Future Offering in reasonable detail and providing each Buyer an option (the “Buyer Purchase Option”) to purchase up to 25% of such Buyer’s Allocation Percentage (such 25% of such Buyer’s Allocation Percentage being referred to herein as such Buyer’s “Participation Percentage”) of the total amount of securities to be issued in such Future Offering (the limitations referred to in this and the preceding sentence are collectively referred to as the “Capital Raising Limitations”) and on the same terms as offered to the other investors and participants in such Future Offering. Upon the written request of any Buyer made within five (5) Business Days after its receipt of a Future Offering Notice (an “Additional Information Request”), the Company shall provide the Buyers with such additional information regarding the proposed Future Offering, including terms and conditions and use of proceeds thereof, as any Buyer shall reasonably request. A Buyer may exercise its Buyer Purchase Option by delivering written notice to the Company within five (5) Business Days after the later of (i) such Buyer’s receipt of a Future Offering Notice or (ii) such Buyer’s receipt of all of the information reasonably requested by the Buyer in an Additional Information Request (the “Buyer Purchase Notice Date”), which notice shall state the quantity or percentage of securities being offered in the Future Offering that such Buyer will purchase, up to its Participation Percentage, and that quantity or percentage of securities (if any) it is willing to purchase in excess of its Allocation Percentage (such Buyer’s “Over-allotment Amount”). In the event that one or more Buyers fail to elect to purchase up to each such Buyer’s Allocation Percentage, then each of the Buyers that have indicated a willingness to purchase a Buyer Over-allotment Amount shall be entitled to purchase an amount of the securities subject to the Buyer Purchase Option that such Buyer or Buyers have failed to elect to purchase (the “Unpurchased Securities”) equal to the lesser of (x) the Buyer Over-allotment Amount of such Buyer, and (y) the product of (I) such Buyer’s Allocation Percentage, and (II) the aggregate amount of such Unpurchased Securities subject to the Buyer Purchase Option. The Company shall have sixty (60) days following the Buyer Purchase Notice Date to sell the securities of the Future Offering (other than the securities to be purchased by the Buyers pursuant to this Section 4(t)), upon terms and conditions no more favorable to the purchasers thereof than specified in the Future Offering Notice. The exercise of the Buyer Purchase Option shall be contingent upon, and contemporaneous with, the consummation of such Future Offering. In connection with such consummation, each Buyer that exercises the Buyer Purchase Option shall deliver to the Company duly and properly executed originals of any documents reasonably required by the Company to effectuate such Future Offering together with payment of the purchase price for the securities being purchased by such Buyer in such Future Offering, and the Company shall promptly issue to such Buyer the securities purchased thereby. In the event the Company has not sold such securities of the Future Offering within such sixty (60) day period, the Company shall not thereafter issue or sell such securities or any other securities subject to this Section 4(t) without first offering such securities to the Buyers in the manner provided in this Section 4(t). Any Buyer that fails to exercise its full Participation Percentage with respect to a particular Future Offering shall lose its right of participation with respect to later Future Offerings. The Capital Raising Limitations shall not apply to (i) any transaction involving the Company’s issuances of securities (A) as consideration in a merger or consolidation (the primary purpose or material result of which is not to raise or obtain equity capital or cash), (B) in connection with any strategic partnership or joint venture (the primary purpose or material result of which is not to raise or obtain equity capital or cash), or (C) as consideration for the acquisition of a business, product, license or other assets by the Company (the primary purpose or material result of which is not to raise or obtain equity capital or cash), (ii) the issuance of securities upon exercise or conversion of the Company’s Options or Convertible Securities outstanding as of the date hereof, provided that such securities are not amended or modified on or after the date hereof and provided, further, that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares issued or issuable is not increased (whether by operation of law or in accordance with the relevant governing documents or otherwise) on or after the date hereof, and (iii) the grant of additional options, or the issuance of other securities, under any Company Equity Plan.

u.                                      Board Observer Rights. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding, Cumulus Investors, LLC shall have the right to appoint one (1) person to attend and observe meetings and correspondence of the Company’s Board of Directors (including any and all executive sessions); provided, however that such person shall not have the right to vote on any matters at hand; provided, further, however, that such rights shall not be transferable to any third party or assignee. In connection with such observer role, such appointee shall be provided with copies of all information and documentation provided to members of the Company’s Board of Directors at, or in connection with such meetings, provided that the Company shall have the right to exclude such observer from any meeting if the Company reasonably believes such exclusion is required by the Board of Directors’ fiduciary duties or not to disclose any information it deems to be confidential or that may jeopardize the attorney/client privilege.

v.                                      Quarterly Compliance Certificate. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding, the Company shall provide the Buyers, no later than 30 days following the end of each fiscal quarter, a certificate executed by the chief executive officer and chief financial officer of the Company certifying that the Company and its Subsidiaries were, as of the end of such preceding quarter, and at all times during such preceding quarter, in full compliance with the terms of this Agreement.

5.                                       NEGATIVE COVENANTS.

a.                                       Prohibition Against Variable Priced Securities. From the date of this Agreement until the first date following the Initial Closing Date on which no Buyer holds any Securities, the Company shall not in any manner issue or sell any Options or Convertible Securities that are convertible into or exchangeable or exercisable for shares of Common Stock at a price that varies or may vary with the market price of shares of Common Stock, including by way of one or more resets to a fixed price or increases in the number of shares of Common Stock issued or issuable, or at a price that upon the passage of time or the occurrence of certain events automatically is reduced or is adjusted or at the option of any Person may be reduced or adjusted, whether or not based on a formulation of the then-current market price of the Common Stock.

b.                                      Status. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding, the Company shall not become a USRPHC; and upon any Buyer’s request, the Company shall inform such Buyer whether any of the Securities then held by Buyer constitute a U.S. real property interest pursuant to Treasury Regulation Section 1.897-2(h) without regard to Treasury Regulation Section 1.897-2(h)(3).

c.                                       Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive it from paying all or any portion of any principal of, or interest or premium on any of the Notes or from issuing the Shares as contemplated herein or therein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants under, or the performance of, any of the Transaction Documents; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to any Buyer herein or in any of the other Transaction Documents, but will suffer and permit the execution of every such power as though no such law has been enacted.

d.                                      Restriction on Purchases or Payments. From the date of this Agreement until the first date following the Initial Closing Date on which the Notes are no longer outstanding and the Security Agreement has terminated, the Company shall not, and shall not permit any of it Subsidiaries to, (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any the Company’s or any Subsidiary’s Capital Stock, or issue or authorize the issuance of any other securities in respect or, in lieu of, or in substitution for any Capital Stock of the Company or any of its Subsidiaries, or establish or set any record date with respect to any of the foregoing; provided, however, that any Subsidiary may declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its Capital Stock that is held solely by the Company or a wholly-owned domestic Subsidiary, provided that all of the equity of such Subsidiary is directly or indirectly owned by the Company, such Subsidiary is controlled by the Company, and such Subsidiary is a party to the Guaranty, or (ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company’s or any of its Subsidiaries’ Capital Stock, except repurchases of unvested shares at cost in connection with the termination of employment of an employee pursuant to options or agreements in effect on the date of this Agreement, or cashless (i.e., net issue) exercise of options by employees under existing options.

e.                                       Payment and Lien Restrictions. From the date of this Agreement until the first date following the Initial Closing Date on which the Notes are no longer outstanding and the Security Agreement has terminated, (i) the Company shall not, nor will it permit any of its Subsidiaries to, enter into or assume any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for an obligation, except to the extent any such agreement provides for Permitted Liens; and (ii) except as provided herein, the Company shall not and shall not cause or permit its Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any such Subsidiary to:  (1) pay dividends or make any other distribution on any of such Subsidiary’s Capital Stock owned by the Company or any other Subsidiary; (2) pay any Indebtedness owed to the Company or any other Subsidiary; (3) make loans or advances to the Company or any other Subsidiary; or (4) transfer any of its property or assets to the Company or any other Subsidiary.

f.                                         Prepayments. Except for intercompany indebtedness among the Company and its Subsidiaries, from the date of this Agreement until the first date following the Initial Closing Date on which the Notes are no longer outstanding and the Security Agreement has terminated, the Company shall not, nor will it permit any of its Subsidiaries to, prepay any Indebtedness that is in parity with or subordinate to the Notes by structure or contract; provided, however, that any Subsidiary may prepay any Indebtedness to the Company or a wholly-owned domestic Subsidiary of the Company and may make (i) scheduled payments of interest and principal on the Hesperion Notes; (ii) amortization payments on the Millennix Notes and (iii) scheduled payments of interest and principal on the Lavin Notes, in each case if no Event of Default has occurred or is continuing during the forty-five (45) days prior to the applicable scheduled payment date.

g.                                      Indebtedness. From the date of this Agreement until the first date following the Initial Closing Date on which the Notes are no longer outstanding and the Security Agreement has terminated, the Company shall not, and shall cause each of its Subsidiaries not to, create, incur, assume, extend the term of, become obligated on or suffer to exist (directly or indirectly), any Indebtedness other than under the Notes issued pursuant to this Agreement, except that the Company and its Subsidiaries may incur or enter into the following (collectively, “Permitted Indebtedness”):

(i)                                     Indebtedness listed on Schedule 3(x);

(ii)                                  non-convertible Indebtedness for borrowed money, but only to the extent (A) a subordination agreement in favor of and in form and substance satisfactory to, each Buyer in its reasonable discretion is executed and delivered to such Buyer with respect thereto (which subordination agreement shall prohibit unscheduled payments in respect of such subordinated Indebtedness for so long as the Notes are outstanding), (B) the terms of such subordinated Indebtedness does not require or permit payment of principal thereon until full payment of any outstanding Notes, and (C) such subordinated

Indebtedness is not secured by any of the assets of the Company or any of its Subsidiaries;

(iii)                               unsecured intercompany Indebtedness amongst the Company and one or more of its wholly-owned domestic Subsidiaries that is a party to, and in compliance with, the Guaranty;

(iv)                              Indebtedness of the Company and its Subsidiaries for taxes, assessments, municipal or governmental charges not yet due;

(v)                                 obligations of the Company and its Subsidiaries for collection or deposit in the ordinary course of business; and

(vi)                              unsecured account trade payables that are (A) entered into or incurred in the ordinary course of the Company’s and its Subsidiaries’ business, (B) on terms that require full payment within ninety (90) days from the date entered into or incurred, (C) not unpaid in excess of sixty (60) days from the receipt of invoice, or are being contested in good faith and as to which such reserve as is required by GAAP has been made and (D) not exceeding at any one time an aggregate amount among the Company and its Subsidiaries of $3,200,000 at any time.

(vii)                           capital or equipment lease financing arrangements in the ordinary course of business.

h.                                      Liens. From the date of this Agreement until the first date following the Initial Closing Date on which none of the Notes are outstanding and the Security Agreement has terminated, the Company shall not, and shall cause each of its Subsidiaries not to, grant or suffer to exist (voluntarily or involuntarily) any Lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

i.                                          Sale of Collateral. Until the first date on which the Notes are no longer outstanding and the Security Agreement has terminated, neither the Company nor any of the Subsidiaries shall directly or indirectly sell, transfer, assign or dispose of any Collateral, other than in the ordinary course of business. Without limiting the generality of the foregoing, the Company shall not directly or indirectly sell, transfer, assign or otherwise dispose of any receivables of the Company or any of its Subsidiaries without the prior written consent of the Collateral Agent. The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, merge with or consolidate with any Person or permit any other Person to merge with or into or consolidate with it except that any wholly owned Subsidiary may merge with or into any other wholly owned Subsidiary of the Company if the Company has provided at least ten (10) Business Days prior notice to the Collateral Agent and no Event of Default shall exist or shall exist upon the consummation of such transaction.

j.                                          Corporate Existence. During the Reporting Period, the Company shall, and shall cause each of its Subsidiaries to, maintain its corporate existence and shall not sell all or substantially all of the Company’s assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate), except in the event of a merger or consolidation or sale or transfer of all or substantially all of the Company’s assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate) where (i) the surviving or successor entity in such transaction (A) assumes the Company’s obligations hereunder and under the other Transaction Documents (other than the Hesperion Transaction Documents) and (B) is a publicly traded corporation the common stock of which is listed on a national securities exchange or quoted on the over-the-counter bulletin board, and (ii) immediately before and immediately after giving effect to such transaction, no Event of Default (as defined in the Notes) shall have occurred and be continuing. The Company shall not, and shall cause each of its Subsidiaries not to, engage in any business other than the business engaged in on the date hereof.

k.                                       Affiliate Transactions. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding and the Security Agreement has terminated, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement any transaction, contract, agreement, instrument, commitment, understanding or other arrangement with any Related Party, except for customary employment arrangements, benefit programs and intecompany arrangements, on reasonable terms, that are not otherwise prohibited by this Agreement.

l.                                          Restriction on Loans; Investments; Subsidiary Equity. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding and the Security Agreement has terminated, the Company shall not, and shall not permit any of its Subsidiaries to:

(i)                                     Make any loans or advances to, or investments in, any other Person (other than to or in any Subsidiary), including through lending money, deferring the purchase price of property or services (other than trade accounts receivable on terms of ninety (90) days or less), purchasing any note, bond, debenture or similar instrument, entering into any letter of credit, guaranteeing (or taking any action that has the effect of guaranteeing) any obligations of any other Person, or acquiring any equity securities of, or other ownership interest in, or making any capital contribution to any other entity; provided, however, that the Company may create new subsidiaries; or

(ii)                                  Issue, transfer or pledge any capital stock or equity interest in any Subsidiary to any Person other than the Company.

m.                                    Investment Company. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding and no Buyer holds any Securities, the Company shall not become an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.

n.                                      No Avoidance of Obligations. During the Reporting Period, the Company shall not, and shall cause each of its Subsidiaries not to, enter into any agreement which would limit or restrict the Company’s or any of its Subsidiaries’ ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement, the Notes and the other Transaction Documents.

o.                                      Regulation M. Neither the Company, nor any of its Subsidiaries nor any of their respective Affiliates will take any action prohibited by Regulation M under the 1934 Act in connection with the offer, sale and delivery of the Securities contemplated hereby.

p.                                      No Integrated Offering. Neither the Company, nor any of its Subsidiaries, nor any of their respective Affiliates, nor any Person acting on behalf of any of the foregoing shall, directly or indirectly, make any offers or sales of any security or solicit any offer to purchase any security, under any circumstances that would require registration of any of the Securities under the 1933 Act.

q.                                      Exceptions. Notwithstanding anything to the contrary set forth in this Agreement or in any of the Transaction Documents, the Company is not precluded from and no consent is required from any party prior to the taking of any of the following actions:

(i)                                     An equity or debt financing, the proceeds of which are used in whole or in part to repay all outstanding principal and interest underlying the Notes; provided, however, that the Company must comply with the provisions of Section 4(t) hereof;

(ii)                                  A reverse stock split duly approved by the board of directors and stockholders of the Company;

(iii)                               Any transfers between Affiliates or intercompany loans;

(iv)                              Create any new wholly owned subsidiary, subject to the terms of this Agreement and the Transaction Documents; or

(v)                                 Dissolve any wholly owned Subsidiary; provided, however, that the assets of such Subsidiary are transferred to the Company or an Affiliate.

6.                                       TRANSFER AGENT INSTRUCTIONS. The Company shall issue instructions to its transfer agent and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at the Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Shares in such amounts as specified from time to time by such Buyer to the Company. Prior to registration of the Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g). The Company warrants that no instruction other than the transfer agent instructions referred to in this Section 6 and stop transfer instructions to give effect to Section 2(f) (in the case of the Shares prior to registration thereof under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurance that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer and, in the case of the Shares, promptly instruct its transfer agent to issue one or more Share Certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6, that each Buyer shall be entitled, in addition to all other available remedies, to an injunctive order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.                                       CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO SELL. The obligation of the Company to issue and sell the Notes and Shares to each Buyer at the applicable Closing is subject to the satisfaction, at or before the applicable Closing Date (unless otherwise specifically provided in this Section 7), of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

a.                                       Such Buyer and the Collateral Agent shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

b.                                      Such Buyer shall have delivered to the Company such Buyer’s Allocation Percentage of the Purchase Price (less the amount withheld by such Buyer pursuant to Section 4(h)) for the Notes and Shares being purchased by such Buyer at such Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

c.                                       The representations and warranties of such Buyer herein shall be true and correct as of the date when made and as of such Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to such Closing Date.

d.                                      The Company shall have consummated the Hesperion Acquisition pursuant to the Hesperion Acquisition Agreement and the other Hesperion Transaction Documents.

8.                                       CONDITIONS TO BUYERS’ OBLIGATIONS TO PURCHASE.

a.                                       Initial Closing Date. The obligation of each Buyer hereunder to purchase the Initial Notes and the Initial Shares from the Company at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof; and:

(i)                                     Each of the Company and its Subsidiaries shall have executed each of the Transaction Documents to which it is a party (other than any Additional Notes) and delivered the same to such Buyer.

(ii)                                  The representations and warranties of the Company herein shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company and its Subsidiaries shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, including an update as of a date as close to the Initial Closing Date as practicable of the representations contained in Sections 3(c) and 3(y) above.

(iii)                               Such Buyer shall have received the opinion of Foley & Lardner LLP, dated as of the Initial Closing Date, which opinion will address, among other things, laws of the States of Delaware and New York applicable to the transactions contemplated hereby, in form, scope and substance reasonably satisfactory to such Buyer and applicable to the security interest provided pursuant to the Security Agreement, in the form of Exhibit G hereto, and otherwise in form, scope and substance reasonably satisfactory to such Buyer.

(iv)                              The Company shall have executed and delivered to such Buyer the Notes and the Share Certificates (in such denominations as such Buyer shall request) for the Initial Notes and the Shares to be issued to such Buyer at the Initial Closing.

(v)                                 The Boards of Directors (or a committee thereof) of the Company and its Subsidiaries shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer (the “Resolutions”).

(vi)                              The transfer agent instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent, and the Company shall have delivered a copy thereof to such Buyer.

(vii)                           The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such entity’s state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within ten (10) days of the Initial Closing Date.

(viii)                        The Company shall have delivered to such Buyer a secretary’s certificate, dated as of the Initial Closing Date, certifying as to (A) the Resolutions, and (B) the Bylaws, each as in effect at the Initial Closing.

(ix)                                The Company shall have consummated the Hesperion Acquisition pursuant to the Hesperion Acquisition Agreement and the other Hesperion Transaction Documents.

(x)                                   The Company shall have made all filings under all applicable Securities Laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

(xi)                                The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of such Closing Date.

(xii)                             The Company shall have delivered fully executed subordination agreements for the Millennix Notes and the Lavin Notes, each substantially in the form of Exhibit H, in favor of each Buyer.

(xiii)                          The Company shall have made all filings under all applicable federal, state, provincial, territorial and foreign securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

(xiv)                         The Company and its Subsidiaries shall have delivered and pledged to such Buyer any and all Instruments, Negotiable Documents, Chattel Paper (each of the foregoing terms, as defined in the Security Agreement) and certificated securities (accompanied by stock powers executed in blank), duly endorsed and/or accompanied by such instruments of assignment and transfer executed by the Company and its Subsidiaries, in such form and substance as such Buyer may reasonably request.

(xv)                            The Company and its Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

b.                                      Additional Closing Date. The obligation of each Buyer hereunder to purchase Additional Notes and the Shares from the Company at any Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)                                     The Initial Closing shall have occurred.

(ii)                                  The representations and warranties of the Company herein (including any exceptions thereto contained in the schedules hereto) shall be true and correct as of the date when made and as of such Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), provided that such representations shall be true and correct as of such Additional Closing Date giving effect to the updates required by the last sentence of this paragraph (iii) so long as there is nothing disclosed in any such updates that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect as determined by such Buyer, in good faith, in its sole discretion, and the Company and its Subsidiaries shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of such Additional Closing Date, to the foregoing effect (including with respect to the satisfaction of the conditions set forth in Section (b)(ii)) and as to such other matters as may be reasonably requested by such Buyer, including an update as of such Additional Closing Date of the representations and related schedule contained in Section 3(c) above and an update of Schedules 3(a), 3(f), 3(h), 3(i), 3(o), 3(s), 3(t), 3(v), 3(y) and 3(aa) hereto.

(iii)                               The Company shall have executed and delivered to such Buyer the Notes and the Share Certificates (in such denominations as such Buyer shall request) for the Additional Notes and the Shares to be issued to such Buyer at such Additional Closing.

(iv)                              The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such entity’s state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within ten (10) days of the Additional Closing Date.

(v)                                 The Company shall have made all filings under all applicable U.S. federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

(vi)                              The Company and its Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

9.                                       INDEMNIFICATION. In consideration of each Buyer’s execution and delivery of this Agreement and the other Transaction Documents to be executed by such Buyer and acquiring the Securities hereunder and thereunder and in addition to all of the Company’s and its Subsidiaries’ other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless such Buyer and each other holder of the Securities and all of their stockholders, partners, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitees is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by any Indemnitees as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any of its Subsidiaries in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company or any of its Subsidiaries contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents in accordance with the terms thereof or any other certificate, instrument or document contemplated hereby or thereby in accordance with the terms thereof (other than a cause of action, suit or claim brought or made against an Indemnitee by such Indemnitee’s owners, investors or Affiliates), (d) any other transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (e) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9 shall be the same as those set forth in Sections 6(c) and 6(d) of the Registration Rights Agreement, including those procedures with respect to the settlement of claims and the Company’s rights to assume the defense of claims.

10.                                 CROSS-DEFAULT. Notwithstanding anything in this Agreement, any breach by the Company and/or any of its Subsidiaries of any term or provision of this Agreement shall constitute an “Event of Default” under the Notes which, if not cured in accordance with the terms thereof, shall provide the Buyers with all of the rights and remedies contemplated thereunder and under the Transaction Documents.

11.                                 GOVERNING LAW; MISCELLANEOUS.

a.                                       Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the New York City, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties acknowledge that each Buyer has an office in the State of New York and will have made the payment of the Purchase Price from its bank account located in the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

b.                                      Counterparts. This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

c.                                       Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d.                                      Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e.                                       Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, its Subsidiaries, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by the Company and the Buyers that purchased more than sixty six and two thirds percent (66 2/3%) of the aggregate original principal amount of the Notes on the Initial Closing Date, or if prior to the Initial Closing, by the Buyers listed on the Schedule of Buyers as being obligated to purchase more than sixty six and two thirds percent (66 2/3%) of the aggregate original principal amount of the Notes. Any such amendment shall bind all holders of the Notes and the Shares. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes or Shares then outstanding.

f.                                         Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Averion International Corp.
225 Turnpike Road
Southborough, MA  01772
Attention:                                         Chief Executive Officer
Facsimile:                                            (508)  597-5836

With a copy to:

Foley & Lardner LLP
402 West Broadway
Suite 2100
San Diego, CA  92101
Attention:                                         Adam C. Lenain Esq.
Facsimile:                                            (619)  234-3510

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or, in the case of a Buyer or any party named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

g.                                      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two thirds (2/3) of the aggregate principal of the Notes then outstanding, including by merger or consolidation, such consent not to be unreasonably withheld. Subject to compliance with all applicable Securities Laws, a Buyer may assign some or all of its rights hereunder upon written notice to the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee (as evidenced in writing) and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, a Buyer shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

h.                                      No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 9 hereof, each Indemnitee, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

i.                                          Survival. Unless this Agreement is terminated under Section 10(k), the representations and warranties of each Buyer and the Company contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5, 6 and 10, and the indemnification and contribution provisions set forth in Section 9, shall survive the Closings in accordance with their terms. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The Company acknowledges and agrees that the provisions of Section 16 of the Notes shall survive the redemption, repayment or surrender of such Note.

j.                                          Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k.                                       Termination.

(i)                                     In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before the third (3rd) Business Day following the date of this Agreement due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 7 and 8(a) above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

(ii)                                  In the event that an Additional Closing shall not have occurred on or before the thirtieth (30th) day following the Initial Closing Date due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 7 and 8(b) above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate the obligations with respect to such Additional Closing at the close of business on such date without liability of any party to any other party with respect thereto (and without affecting any other rights or obligations under this Agreement).

l.                                          Placement Agent. The Company acknowledges that it has engaged Collins Stewart LLC as lead placement agent in connection with the sale of the Notes and the Shares. The Company shall be responsible for the payment of any placement agent’s fees or broker’s commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for any such payment. The Company represents and warrants to each Buyer that it has not engaged any other placement agent, broker or financial advisor in connection with the transactions contemplated hereby; provided, however, that as lead placement agent, Collins Stewart LLC may engage other placement agents.

m.                                    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

n.                                      Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that such Buyer and holders have been granted at any time under any other agreement or contract and all of the rights that such Buyer and holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law, or in equity.

o.                                      Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any of its Subsidiaries does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

p.                                      Payment Set Aside. To the extent that the Company or any of its Subsidiaries makes a payment or payments to a Buyer pursuant to this Agreement, the Registration Rights Agreement, the Notes, the Shares, the Guaranty or any other Transaction Document or a Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any of its Subsidiaries, by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

q.                                      Independent Nature of Buyers. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Buyer to purchase the Securities pursuant to this Agreement has been made by such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any other Buyer or by any agent or employee of any other Buyer, and no Buyer or any of its agents or employees shall have any liability to any other Buyer (or any other Person or entity) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, the Notes, the Shares, and the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

r.                                         Interpretative Matters. Unless the context otherwise requires, (i) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (d) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (e) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

*  *  *  *  *  *

IN WITNESS WHEREOF, Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

AVERION INTERNATIONAL CORP.

By:	/s/ Christopher G. Codeanne

Name:	Christopher G. Codeanne

Title:	Chief Financial Officer

[Company Signature Page to Securities Purchase Agreement]

BUYER:

COMVEST INVESTMENT PARTNERS II, LLC, a Delaware limited liability company

By:	ComVest II Partners LLC
Its:	Managing Member

By:	/s/ Cecilio M. Rodriguez
Name: Cecilio M. Rodriguez
Title: CFO

CUMULUS INVESTORS, LLC, a Nevada limited liability company

By:	/s/ Nader C. Kazeminy
Name: Nader C. Kazeminy
Title: Chairman and President

/s/ Philip T. Lavin, Ph.D.
PHILIP T. LAVIN, PH.D., in his individual capacity

[Buyer Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

Buyer’s Name	Buyer Address and Contact Info	Principal Amount of Initial Notes	Initial Allocation Percentage	Principal Amount of Add’l Notes	Additional Closing Allocation Percentage	Aggregate Total Principal Amount of all Notes	Number of Shares to be Delivered at Initial Closing	Number of Shares to be Delivered at Additional Closing	Total Buyer Allocation Percentage	Buyer’s Representative’s Address and Facsimile Number (to receive copies of notices)
ComVest Investment Partners II LLC	One North Clematis St., Suite 300 West Palm Beach, FL 33409 Attn: Michael Falk Tel: [ ] Fax: [ ]	$11,000,000	45.83%	$2,000,000	100%	$13,000,000	52,800,000	9,600,000	50%	Akerman Senterfitt Attn: Jose Gordo One S.E. Third Avenue Miami, Florida 33131 Attn: Carl Roston, Esq. Tel: 305-374-5600 Fax: 305-374-5095

Cumulus Investors, LLC	8500 Normandale Lake Boulevard Suite 650 Bloomington MN 55437 Attn: [ ] Tel: [ ] Fax: [ ]	$11,000,000	45.83%	$0	0%	$11,000,000	52,800,000	0	42.31%	[ ]

Dr. Philip T. Lavin	c/o Averion International Corp. 225 Turnpike Road Southborough, MA 01772 U.S. Tel: 508-597-6216 Fax: 508-597-6061	$2,000,000	8.34%	$0	0%	$2,000,000	9,600,000	0	7.69%	[ ]

APPENDIX

CERTAIN DEFINED TERMS

For purposes of this Agreement, the following terms shall have the following meanings:

“Acquisition Closing Date” means the date and time of the Closing of the Hesperion Acquisition, which shall be contemporaneous with the Closing Date.

“Affiliate” means, with respect to any Person, another Person that, directly or indirectly, (i) has a 5% equity interest in that Person, (ii) has a common ownership with that Person, (iii) controls that Person, (iv) is controlled by that Person or (v) shares common control with that Person; and “control” or “controls” means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person.

“Bloomberg” means Bloomberg Financial Markets (or any successor thereto).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the New York City are authorized or required by law to remain closed.

“Capital Lease Obligation” means, as to any Person, any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).

“Collateral” has the meaning assigned to such term in the Security Agreement.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another Person if a primary purpose or intent of the Person incurring such liability, or a primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Environmental Laws” means all Laws relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment (including  ambient air, surface water, groundwater, land surface or subsurface strata) or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment,

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storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Materials.

“ERISA” means the Employee Retirement Security Act of 1974, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government.

“Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

“Hesperion Note” means that certain promissory note originally issued by the Company in accordance with Section 1.1(b) of the Hesperion Acquisition Agreement.

“Hesperion Sellers” means the parties to the Hesperion Acquisition Agreement other than the Company.

“Hesperion Transaction Documents” means the Hesperion Acquisition Agreement and each of the other agreements or instruments to which the Company, Hesperion or any of the Hesperion Sellers is a party or by which the Company, Hesperion or any of the Hesperion Sellers is bound and which is entered into by the Company, Hesperion and/or any of the Hesperion Sellers in connection with the Hesperion Acquisition.

“Indebtedness” of any Person means, without duplication:

(i)                                     All indebtedness for borrowed money;

(ii)                                  All obligations issued, undertaken or assumed as the deferred purchase price of property or services.

(iii)                               All reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments;

(iv)                              All obligations evidenced by notes, bonds, debentures, redeemable capital stock or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

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(v)                                 All indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller, bank or other financing source under such agreement in the event of default are limited to repossession or sale of such property);

(vi)                              All Capital Lease Obligations;

(vii)                           All indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness; and

(viii)                        All Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

“Insolvent” means, with respect to any Person as of any date, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, contingent or otherwise, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur, prior to the second anniversary of such date, or believes that it will incur, prior to the second anniversary of such date, debts that would be beyond its ability to pay as such debts mature, or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is then conducted and is then proposed to be conducted.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Knowledge,” “Knowledge of the Company,” “to the Company’s Knowledge” and similar language means the actual knowledge of any “officer” (as such term is defined in Rule 16a-1 under the 1934 Act) of the Company or of any Subsidiary after a reasonable inquiry.

“Lavin Notes” shall mean those certain promissory notes originally issued by IT&E International Group, Inc., a Delaware corporation and predecessor to the Company, dated July 31, 2006, as follows: (i) promissory notes with a repayment term of two (2) years in the original aggregate principal amount of $700,000 (of which $566,242 in principal amount was issued directly to Dr. Philip T. Lavin); and (ii) promissory notes with a repayment term of five (5) years in the original aggregate principal amount of $5,700,000 (of which $4,610,828 in principal amount was issued directly to Dr. Philip T. Lavin).

“Laws” means all present or future federal, state local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, judgments, decrees, rulings, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Entity.

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“Lien” means with respect to any asset or property, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” means any changes, circumstances, effects, occurrences or events that, individually or in the aggregate, have or could reasonably be expected to have, a material adverse effect on (i) the business, properties, assets, operations, results of operations, condition (financial or otherwise), credit worthiness or prospects of the Company and its Subsidiaries, taken as a whole, (ii) any of the transactions contemplated by the Transaction Documents, or (iii) the authority or ability of the Company or any of its Subsidiaries to enter into the Transaction Documents and perform its obligations thereunder.

“Millennix Notes” means those certain subordinated promissory notes originally issued and still outstanding by IT&E International Group, Inc., a Delaware corporation and predecessor to the Company, dated November 9, 2005, in the original aggregate principal amount of $980,820.58 (all of which was issued directly to Dr. Gene Resnick).

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to, or in exchange for, Common Stock.

“Permitted Lien” means:

(i)                                     Liens created by the Security Documents;

(ii)                                  Liens for taxes or other governmental charges not at the time due and payable, or which are being contested in good faith by appropriate proceedings diligently prosecuted, so long as foreclosure, distraint, sale or other similar proceedings have not been initiated, and in each case for which the Company and its Subsidiaries maintain adequate reserves in accordance with GAAP in respect of such taxes and charges;

(iii)                               Liens arising in the ordinary course of business in favor of carriers, warehousemen, mechanics and materialmen, or other similar Liens imposed by law, which remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and in each case for which adequate reserves in accordance with GAAP are being maintained;

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(iv)                              Liens arising in the ordinary course of business in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA);

(v)                                 Attachments, appeal bonds (and cash collateral securing such bonds), judgments and other similar Liens, for sums not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate for the Company and its Subsidiaries, arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed;

(vi)                              Easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens arising in the ordinary course of business and not materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(vii)                           Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the U.S. Federal Reserve System and that no such deposit account is intended by the Company or any of its Subsidiaries to provide collateral to the depository institution.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a Governmental Entity or any other legal entity.

“Public Disclosure” or “Publicly Disclose” means the Company’s public dissemination of information through the filing via the Electronic Data Gathering, Analysis, and Retrieval system of the SEC of a Periodic Report or Current Report disclosing such information pursuant to the requirements of the 1934 Act.

“Related Party” means a Person’s or any of its subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two years, stockholders (other than any holder of less than 5% of the outstanding shares of such Person), or Affiliates of such Person or any of its subsidiaries, or any individual related by blood, marriage or adoption to any such individual or any entity in which any such entity or individual owns a beneficial interest.

“Securities Laws” means the securities laws (including “Blue Sky” laws), legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of, the securities regulatory authorities (including the SEC) of the United States and any applicable states and other jurisdictions.

“Security Documents” means the Security Agreement, the Guarantees and any other agreements, documents and instruments executed concurrently herewith or at any time hereafter pursuant to which the Company, its Subsidiaries, or any other Person either (i) guarantees payment or performance of all or any portion of the obligations hereunder or under any other instruments delivered in connection with the transactions contemplated hereby and by the other

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Transaction Documents, and/or (ii) provides, as security for all or any portion of such obligations, a Lien on any of its assets in favor of a Buyer, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Subsidiary” means IT&E International, a California corporation and Averion Inc., a Delaware corporation.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Notes, the Security Agreement, the Guaranty, the Account Control Agreements, the Pledge Agreement and each of the other agreements or instruments to which the Company or any of its Subsidiaries is a party or by which it is bound and which is entered into by the parties hereto or thereto in connection with the transactions contemplated hereby and thereby, or which is otherwise delivered by the Buyers, the Company or any of its Subsidiaries in connection with the transactions contemplated hereby and thereby.

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EXHIBIT A

FORM OF NOTES

A-1

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

B-1

EXHIBIT C

SECURITY AGREEMENT

C-1

EXHIBIT D

GUARANTY

D-1

EXHIBIT E

PLEDGE AGREEMENT

E-1

EXHIBIT F

HESPERION ACQUISITION AGREEMENT

F-1